UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 29, 2005
Date of earliest event reported: July 26, 2005
FULTON FINANCIAL CORPORATION
(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA		17604
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (717) 291-2411

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 26, 2005, Fulton Financial Corporation (“Fulton”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) with Columbia Bancorp (“Columbia”) as further described in the original filing of this 8-K. This amended 8-K is filed to correct the amount of certain change of control payments payable to Mr. Scaldara pursuant to Section 6 of his Employment Agreement entered into in connection with this transaction.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     Pursuant to Item 9.01(c) of Form 8-K, Fulton hereby files the following exhibits in accordance with Item 601 of Regulation S-K:

Number	Title

2.1	Agreement and Plan of Merger, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp*

99.1	Warrant Agreement, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp*

99.2	Warrant, dated July 26, 2005*

99.3	Press Release, dated July 26, 2005*

99.4	Transaction Information*

99.5	Employment Agreement between The Columbia Bank, Columbia Bancorp, Fulton Financial Corporation and John M. Bond, Jr., dated July 26, 2005*

99.6	Employment Agreement between The Columbia Bank, Columbia Bancorp, Fulton Financial Corporation and John A. Scaldara, Jr., dated July 26, 2005

*	Previously filed

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FULTON FINANCIAL CORPORATION

Date: July 29, 2005	By:	/s/ Rufus A. Fulton, Jr.

Name: Rufus A. Fulton, Jr.
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX
Page Number
in Manually
Signed Original

Number	Title

2.1	Agreement and Plan of Merger, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp*

99.1	Warrant Agreement, dated July 26, 2005, between Fulton Financial Corporation and Columbia Bancorp*

99.2	Warrant, dated July 26, 2005*

99.3	Press Release, dated July 26, 2005*

99.4	Transaction Information*

99.5	Employment Agreement between The Columbia Bank, Columbia Bancorp, Fulton Financial Corporation and John M. Bond, Jr., dated July 26, 2005*

99.6	Employment Agreement between The Columbia Bank, Columbia Bancorp, Fulton Financial Corporation and John A. Scaldara, Jr., dated July 26, 2005

*	Previously filed

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